As filed with the Securities and Exchange Commission on September 3, 1998

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              IVC INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                22-1567481
    (State of incorporation)           (I.R.S. Employer Identification Number)

                               500 Halls Mill Road
                           Freehold, New Jersey 07728
                         (Address of principal executive
                                    officer)

                               -------------------

                              IVC Industries, Inc.
                             1993 Stock Option Plan,
                              IVC Industries, Inc.
                           1995 Stock Option Plan, and
                              IVC Industries, Inc.
                          Non-Employee Directors' Stock
                                   Option Plan
                            (Full title of the plans)

                               -------------------

I. Alan Hirschfeld                                      Copy to:
Executive Vice President                                Edward H. Cohen, Esq.
IVC Industries, Inc.                                    Rosenman & Colin LLP
500 Halls Mill Road                                     575 Madison Avenue
Freehold, New Jersey  07728                             New York, New York 10022
(732) 308-3000                                          (212) 940-8580
(Name, address and telephone
number of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
Title of                                Proposed maximum        Proposed maximum     Amount of
securities to         Amount to be      offering price          aggregate offering   registration
be registered         registered        per share*              price*               fee
=================================================================================================
Common Stock,
  par value $.01
  per share......     3,000,000**       $1.4375                 $4,312,500           $1,273
=================================================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq SmallCap Market on September 1, 1998.

** 500,000 shares under the IVC Industries, Inc. 1993 Stock Option Plan, 2,000,000 shares under the IVC Industries, Inc. 1995 Stock Option Plan and 500,000 shares under the IVC Industries, Inc. Non-Employee Directors Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            IVC Industries, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, filed with the Commission on October 30, 1997 and the amendments thereto filed with the Commission on October 31, 1997 and November 10, 1998.

            b. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1997, filed with the Commission on December 12, 1997, January 31, 1998, filed with the Commission on March 17, 1998, and April 30, 1998, filed with the Commission on June 15, 1998.

            c. The information in respect of the Company's capital stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form SB-2 (Registration No. 33-73406) filed with the Commission on December 23, 1993.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The By-Laws of the Company provide that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law (the "GCL"), the law of the State in which the Company is incorporated. Section 145 of the GCL empowers a corporation, within certain limitations, to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. In addition, the Certificate of Incorporation of the Company provides that the Company shall indemnify any and all persons whom it shall have the power to indemnify under Section 145 of the GCL. The Company also has in effect directors' and officers' liability insurance.

ITEM 8.           EXHIBITS

Exhibit No.       Description

4(a)              IVC Industries, Inc. Non-Employee Directors' Stock Option Plan
                  (1)

4(b)              IVC Industries, Inc. 1995 Stock Option Plan (2)

4(c)              IVC Industries, Inc. 1993 Stock Option Plan (3)

4(d)              Restated Certificate of Incorporation of the Company (4)

4(e)              Amendment to Certificate of Incorporation filed March 19, 1996
                  (4)

4(f)              Amendment to Certificate of Incorporation filed April 17, 1995
                  (4)

4(g)              Amended and Restated By-Laws of the Company (4)

4(h)              Specimen of common stock certificate of the Company (3)

4(i)              Warrant Specimen (3)

4(j)              Warrant Agreement (3)

4(k)              Registration Rights Agreement (5)

4(l) Registration Rights Agreement, dated April 30, 1996, among IVC Industries, Inc., Andrew M. Pinkowski, Rita Pinkowski, Vicki Welsh Jones, The Amelia Welsh Jones Trust, under a Trust Agreement dated June 4, 1993, Lawrence A. Newman,
                  Duane Baxter, Peter W. Schreiber, John H. Dettra, Jr. And Larry Corbridge (4)

*5                Opinion of Rosenman & Colin LLP

*23(a)            Consent of Amper Politziner & Mattia

*23(b)            Consent of Rosenman & Colin LLP (included in Exhibit 5).

            (1) Incorporated herein by reference from the Company's Proxy Statement for Annual Meeting of Shareholders, dated March 24, 1998

            (2) Incorporated herein by reference from the Company's Proxy Statement for Annual Meeting of Shareholders, dated March 5, 1996.

            (3) Incorporated herein by reference from the Registration Statement on Form SB-2 (Registration No. 33-73406) filed by the Company on December 23, 1993.

            (4) Incorporated herein by reference from the Form 8-K filed by the Company on May 14, 1996.

            (5) Incorporated herein by reference from the Form 10-QSB filed by the Company for the quarterly period ended April 30, 1995.

*filed herewith

ITEM 9. UNDERTAKINGS

            1. The undersigned Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freehold, State of New Jersey, on this 2nd day of September, 1998.

                                          IVC INDUSTRIES, INC.


                                          By E. Joseph Edell
                                             -------------------------
                                             E. Joseph Edell
                                             Chairman of the Board and
                                             Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature          Title                         Date
         ---------          -----                         ----

E. Joseph Edell             Chairman of the Board of      September 2, 1998
-----------------------     Directors and Chief
E. Joseph Edell             Executive Officer

Andrew M. Pinkowski         Vice Chairman and Director    August 3, 1998
-----------------------
Andrew M. Pinkowski

I. Alan Hirschfeld          Executive Vice President,     September 2, 1998
-----------------------     Chief Financial
I. Alan Hirschfeld          Officer and Director

                            Director
-----------------------
MacAllen Culver III

                            Director
-----------------------
Arthur S. Edell

Dennis E. Groat             Director                      July 31, 1998
-----------------------
Dennis E. Groat

                            Director
-----------------------
David Popofsky

                            Director
-----------------------
Dr. Mark S. Gold

Marc Z. Edell               Director                     August 20, 1998
-----------------------
Marc Z. Edell

                                 EXHIBIT INDEX

ITEM 8.           EXHIBITS

Exhibit No.       Description

4(a)              IVC Industries, Inc. Non-Employee Directors' Stock Option Plan
                  (1)

4(b)              IVC Industries, Inc. 1995 Stock Option Plan (2)

4(c)              IVC Industries, Inc. 1993 Stock Option Plan (3)

4(d)              Restated Certificate of Incorporation of the Company (4)

4(e)              Amendment to Certificate of Incorporation filed March 19, 1996
                  (4)

4(f)              Amendment to Certificate of Incorporation filed April 17, 1995
                  (4)

4(g)              Amended and Restated By-Laws of the Company (4)

4(h)              Specimen of common stock certificate of the Company (3)

4(i)              Warrant Specimen (3)

4(j)              Warrant Agreement (3)

4(k)              Registration Rights Agreement (5)

4(l) Registration Rights Agreement, dated April 30, 1996, among IVC Industries, Inc., Andrew M. Pinkowski, Rita Pinkowski, Vicki Welsh Jones, The Amelia Welsh Jones Trust, under a Trust Agreement dated June 4, 1993, Lawrence A. Newman,
                  Duane Baxter, Peter W. Schreiber, John H. Dettra, Jr. And Larry Corbridge (4)

*5                Opinion of Rosenman & Colin LLP

*23(a)            Consent of Amper Politziner & Mattia

*23(b)            Consent of Rosenman & Colin LLP (included in Exhibit 5).

            (1) Incorporated herein by reference from the Company's Proxy Statement for Annual Meeting of Shareholders, dated March 24, 1998

            (2) Incorporated herein by reference from the Company's Proxy Statement for Annual Meeting of Shareholders, dated March 5, 1996.

            (3) Incorporated herein by reference from the Registration Statement on Form SB-2 (Registration No. 33-73406) filed by the Company on December 23, 1993.

            (4) Incorporated herein by reference from the Form 8-K filed by the Company on May 14, 1996.

            (5) Incorporated herein by reference from the Form 10-QSB filed by the Company for the quarterly period ended April 30, 1995.

*filed herewith